Exhibit 23(b)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


EuroWeb International Corp.
New York, New York


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 10, 1998, relating to the consolidated financial statements of EuroWeb International Corp. and subsidiaries, which are contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                       /s/BDO Seidman, LLP
                                                       --------------------
                                                        BDO Seidman, LLP
New York, New York
May 15, 1998